UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CEVA, Inc.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CEVA, INC.
2033 Gateway Place, Suite 150
San Jose, California 95110

Notice of Annual Meeting of Stockholders
to be held on July 19th, 2005

To the stockholders of CEVA, Inc.:

The annual meeting of stockholders of CEVA, Inc., a Delaware corporation, will be held on Tuesday, July 19, 2005 at 9:00 a.m., local time, at Swissôtel The Drake Hotel, 440 Park Avenue, New York, New York 10022, for the purpose of considering and voting upon the following matters:

1.	To elect eight directors;

2.	To amend our Amended and Restated Certificate of Incorporation to reduce the number of shares of Common Stock authorized for issuance from 100,000,000 to 60,000,000;

3.	To ratify the selection of Ernst & Young Chartered Accountants as independent auditors of the company for the fiscal year ending December 31, 2005; and

4.	To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

We are enclosing a copy of our annual report to stockholders for 2004 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

Holders of record of our common stock at the close of business on June 8, 2005 are entitled to receive this notice and to vote at the annual meeting.

We urge you to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has previously voted using the Internet, telephone or proxy card.

By order of the Board of Directors,

Gideon Wertheizer
Chief Executive Officer

June 14, 2005
San Jose, California

CEVA, INC.

Proxy Statement

For the Annual Meeting of Stockholders
to be held on July 19th, 2005

This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Tuesday, July 19th, 2005 at 9:00 a.m., local time, at Swissôtel The Drake Hotel, 440 Park Avenue, New York, New York 10022, including any postponements or adjournments thereof.

The notice of the annual meeting, this proxy statement, our annual report to stockholders for 2004, and the enclosed proxy card are first being mailed to stockholders on or about June 10, 2005. The enclosed annual report incorporates our annual report on Form 10-K for 2004, including financial statements and financial statement schedules, but excluding exhibits, as filed with the Securities and Exchange Commission. Please contact us in writing if you did not receive a copy of our annual report to stockholders, and we will furnish you with a copy at no charge. We will provide copies of the exhibits to our annual report on Form 10-K, upon the written request of any of our stockholders as of the record date for the annual meeting and payment of a fee which fee shall be limited to CEVA, Inc.’s reasonable expenses in providing such exhibits. Please address your request to CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary. Our annual report on Form 10-K, and the exhibits thereto, as well as our other filings with the Securities and Exchange Commission (the “SEC”) may be accessed, free of charge, at our website, www.ceva-dsp.com and on the SEC’s website at www.sec.gov, as soon as practicable after filing.

Voting of Proxies

Voting by Proxy Card. All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards.

Voting by Telephone or the Internet. A stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes via the Internet or by telephone, his or her vote is recorded immediately. We encourage stockholders to vote using these methods whenever possible.

Voting by Attending the Meeting. A stockholder may vote his or her shares in person at the annual meeting. A stockholder planning to attend the annual meeting should bring proof of identification for entrance to the annual meeting. If a stockholder attends the annual meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting.

Revocability of Proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (1) by filing with the secretary of the company, at or before the taking of the vote at the annual meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the annual meeting and voting in person (although attendance at the annual meeting will not by itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the secretary of the company prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the secretary of the company or should be sent to CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary.

If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the board of directors.

If a stockholder indicates on a proxy that the shares should be voted “FOR” approval of the matters presented at the annual meeting, the proxies will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder expressly withholds authorization for the proxies to use their discretion.

Stockholders Entitled to Vote

Our board of directors has fixed June 8, 2005 as the record date for determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On June 8, 2005, there were [___________] shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Quorum; Votes Required

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock held by stockholders present in person or represented by proxy, including shares held by stockholders that abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the annual meeting, the shares cannot be voted by the broker, although they will be counted in determining whether a quorum is present. Accordingly, these broker non-votes and abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of directors).

The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the election of directors, and the affirmative vote of the holders of shares representing at least a majority of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the amendment of our certificate of incorporation to reduce the number of authorized shares of Common Stock and other matters to be voted upon at the annual meeting.

Expenses of Solicitation

We will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the company may also solicit proxies in person or by telephone, letter, electronic mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have retained the services of Georgeson Shareholder Communications Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies; and we will pay approximately $7,500 for its services, in addition to reimbursement of its out-of-pocket expenses.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of May 13, 2005, regarding the beneficial ownership of shares of our common stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of our “named executive officers,” as described in the Summary Compensation Table below, (c) each director and director nominee of the company, and (d) the directors and executive officers of the company as a group. The address of each of our directors and named executive officers is c/o CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, (the “SEC”), and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of

May 13, 2005 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options or warrants, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

	Shares Beneficially Owned			Options Included in Shares Beneficially Owned
Name of Beneficial Owner	Number		Percent	Number
5% Stockholders
Bottin International Investments Ltd.(1)	1,355,000		7%	—
Dermot Desmond(1)	1,355,000		7%	—
Gilder, Gagnon, Howe & Co., LLC(2)	2,405,477		13%	—
Brian Long	1,599,487	(3)	9%	3,250
Ollaberry Limited	1,521,556	(4)	8%	—
Royce & Associates, LLC(5)	2,081,099		11%	—
Directors and Executive Officers
Eliyahu Ayalon	723,257		4%	723,257
Brian Long	1,599,487	(3)	9%	3,250
Zvi Limon	76,967		*	76,967
Bruce A. Mann	43,217		*	43,217
Peter McManamon	475,864	(6)	3%	22,250
Sven-Christer Nilsson	136,846		1%	136,846
Louis Silver	39,600		*	39,600
Dan Tocatly	9,500		*	9,500
Gideon Wertheizer	223,821		1%	223,821
Issachar Ohana	80,090		*	73,766
Yaniv Arieli	—		*	—
All directors and executive officers as a group (11 persons)	3,408,649		17%	1,352,474

*	Represents less than 1% of the outstanding shares of common stock.
(1)	Bottin International Investments Ltd. and Dermot Desmond filed a Schedule 13G with the Securities and Exchange Commission on March 17, 2003, reporting beneficial ownership of 1,355,000 shares of common stock as of March 7, 2003. The information contained in this table is derived from such filing. As stated in such Schedule 13G, Mr. Desmond owns 100% of the capital stock of Bottin and disclaims beneficial ownership of the shares of common stock held by Bottin, other than as a result of his ownership of Bottin. The address of Bottin International Investments Ltd. and Dermot Desmond is 57-63 Line Wall Road, Gibraltar.
(2)	Gilder, Gagnon, Howe & Co. LLC filed a Schedule 13G with the Securities and Exchange Commission on February 14, 2005, reporting beneficial ownership of 2,405,477 shares of common stock as of December 31, 2004. The information contained in this table is derived from such filing. The address of Gilder, Gagnon, Howe & Co. LLC is 1775 Broadway, 26th Floor, New York, NY 10019.
(3)	Includes 4,268 shares held by Mr. Long’s wife and 1,521,556 held of record by Mr. Long that are subject to a put and call option agreement between Mr. Long and Ollaberry Limited, an Isle of Man limited company that is an affiliate of Mr. Long.
(4)	Consists entirely of shares held beneficially and of record by Mr. Long that are subject to a put and call option agreement between Mr. Long and Ollaberry Limited. The address for Ollaberry Limited is Samuel Harris House, 5-11 St. Georges Street, Douglas, Isle of Man IM99 ISN.
(5)	Royce & Associates, LLC filed a Schedule 13G/A with the Securities and Exchange Commission on January 24, 2005, reporting beneficial ownership of 2,081,099 shares of common stock as of December 31, 2004. The information contained in this table is derived from such filing. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.
(6)	Includes 454 shares held by Mr. McManamon’s daughter.

PROPOSAL 1—ELECTION OF EIGHT DIRECTORS

Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the eight nominees named below, all of whom are currently directors of CEVA. Each director will be elected to hold office until the 2006 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve on our board of directors, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected. Effective as of June [ ], 2005, our board of directors amended Section 3.1 of our Bylaws to set the range of the number of directors at no less than eight and no more than eleven. The proxy may not be voted for more than eight directors.

Set forth below for each director is information as of March 1, 2005 with respect to his (a) name and age, (b) positions and offices at the company, (c) principal occupation and business experience during at least the past five years, (d) directorships, if any, of other publicly held companies and (e) the year such person became a director of the company.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

Eliyahu Ayalon	62	1999
Mr. Ayalon served as Chairman of our board of directors from November 2002 to February 2004 and has served as a member of our board of directors since November 1999. Mr. Ayalon also served as our Chief Executive Officer from November 1999 to January 2001. Mr. Ayalon served as president and Chief Executive Officer of DSP Group, Inc., a Delaware company, from April 1996 until April 2005. Mr. Ayalon has also served as a member of the board of directors of DSP Group since January 2000, and in April 2005 Mr. Ayalon became Executive Chairman of the board of directors of DSP Group.

Brian Long	48	2002
Mr. Long has served as a member of our board of directors since November 2002. He served as Chief Executive Officer and a member of the board of directors of Parthus Technologies plc from 1993 until November 2002, and was one of the co-founders of Parthus. Mr. Long has served as Chief Executive Officer of Atlantic Bridge Ventures (formerly Seer Partners Holdings Ltd.), an investment company since August 2004.

Zvi Limon(1)(3)	46	1999
Mr. Limon has served as a member of our board of directors since November 1999. He has served as a director of DSP Group, Inc. since February 1999. Mr. Limon is currently self-employed. He served as Chairman of Limon Holdings Ltd., a consulting and investment advisory firm, from October 1993 to September 1998. He has served as Vice President of MCF Advisor Ltd., a consulting and investment advisory firm, since September 1998.

Bruce A. Mann(2)	70	2001	Mr. Mann has served as a member of our board of directors since April 2001. Mr. Mann has been a partner of Morrison & Foerster LLP since February 1987.
Peter McManamon	56	2003
Mr. McManamon has served as a member of our board of directors since April 2003 and was appointed Chairman of our board in May, 2005. He served as Chief Financial Officer of Parthus Technologies plc from 1993 until March 2001, Executive Vice President of Corporate Development of Parthus from March 2001 until November 2002 and a member of the board of directors of Parthus from 1993 until November 2002. He was also one of the co-founders of Parthus. Mr. McManamon has served as a director of Atlantic Bridge Ventures (formerly Seer Partner Holdings Ltd.), an investment company, since August 2004.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

Sven-Christer Nilsson(1)(2)(3)	60	2002
Mr. Nilsson has served as a member of our board of directors since November 2002. He served as a member of the board of directors of Parthus Technologies plc from March 2000 until November 2002. He is a co-founder, partner and director of Startupfactory B.V., a venture capital and early-stage investor headquartered in Stockholm, Sweden, and has held such position since 1999. Between 1982 and 1999 he held various positions with Ericsson, the telecommunications equipment supplier, including President, Ericsson Radio Systems (Sweden), Vice President, Mobile Switching Systems, Executive Vice President, Cellular Systems-American Standards, and, from 1998, Chief Executive Officer. Mr. Nilsson also serves as a director of Telia Sonera AB and ASSA Abloy AB.

Louis Silver(1)(2)	51	2002
Mr. Silver has served as a member of our board of directors since April 2002. He has served as a member of the board of directors of DSP Group, Inc. since November 1999. Mr. Silver is self-employed and acting as a business development advisor. From August 2002 to July 2003, he acted as a corporate business development advisor to DSP Group, Inc. From September 1996 to July 2002, Mr. Silver served as an advisor and counsel to the Discount Bank & Trust Company.

Dan Tocatly	45	2004
Mr. Tocatly has served as a member of our board of directors since February 2004. Mr. Tocatly has served as Co-Chairman of FMR Computers & Software LTD., a software solutions company, since January 2002. Mr. Tocatly is a co-founder of the Magnum Group, a venture capital firm, and has served as its managing partner since 1997.

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominations Committee.

Board of Directors Meetings

Our board of directors held ten meetings during 2004, including five times by telephone conference and acted once by written action. All directors attended at least 75% of the meetings of our board of directors during the period that they served on our board of directors. Our board of directors has determined that the following directors are independent pursuant to Section 4350 of the NASDAQ Stock Market rules: Zvi Limon, Bruce A. Mann, Sven-Christer Nilsson, Louis Silver and Dan Tocatly.

Board Committees

Our board of directors has established three standing committees - Audit, Compensation, and Nominations each of which operates under a charter that has been approved by the board. Current copies of each of the Audit, Compensation and Nominations Committee’s charters are posted on the Corporate Governance section of our website, www.ceva-dsp.com.

The primary purpose of the Audit Committee is to assist the board of directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of the CEVA and audits of the financial statements of CEVA. The members of the Audit Committee are Zvi Limon, Sven-Christer Nilsson and Louis Silver. Mr. Silver serves as the Chairman of the Audit Committee. The Audit Committee met eight times, including seven times by telephone conference, during 2004. All of the members of the Audit Committee are independent as defined by the Nasdaq Stock Market listing standards and as defined under the independence requirements of Rule 10A-3 under the Exchange Act.

The primary purposes of the Compensation Committee are to discharge the responsibilities of the board of directors relating to compensation of CEVA’s executive officers, to make recommendations with respect to new incentive compensation and equity-based plans and to make recommendations regarding director compensation and administration of CEVA’s equity compensation plans. The members of the Compensation Committee are Bruce A. Mann, Louis Silver and Sven-Christer Nilsson. Mr. Mann serves as the Chairman of the Compensation Committee. The Compensation Committee met five times during 2004, including three times by telephone conference. All of the members of the Compensation Committee are independent as defined by the Nasdaq Stock Market listing standards.

The primary purpose of the Nominations Committee is to recommend to the board of directors the persons to be nominated for election as directors at any meeting of stockholders; develop and recommend to the board of directors a set of corporate governance principles applicable to CEVA and to oversee the evaluation of the board of directors and management. The members of the Nominations Committee are Zvi Limon and Sven-Christer Nilsson. There were no meetings of the Nominations Committee during calendar 2004. All members of the Nominations Committee are independent, as that word is defined by the Nasdaq Stock Market listing standards.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent auditor;

•	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from independent auditors;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 16 of this proxy statement).

Our board of directors has determined that we do not currently have an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K serving on our Audit Committee. It has been difficult for companies of our size to identify and retain an audit committee financial expert. Each member of our Audit Committee has demonstrated that he is capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding Audit Committee functions, all of which are attributes of an audit committee financial expert under the rule adopted by the SEC. Given the business experience and acumen of Mr. Limon, Mr. Nilsson and Mr. Silver and their long standing service as members of our Audit Committee, our board of directors believes that Mr. Limon, Mr. Nilsson and Mr. Silver are qualified to carry out all duties and responsibilities of the Audit Committee, including meeting the financial sophistication standards of NASDAQ Rule 4350(d)(2)(A). We are committed to seeking an Audit Committee member to meet the SEC requirements for an “audit committee financial expert,” but we can provide no assurance that we will be successful in doing so.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	determining the compensation of the executive officers, including the CEO, subject to ratification by the board;

•	reviewing and making recommendations to the board with respect to our cash and equity incentive plans;

•	reviewing and making recommendations to the board with respect to director compensation; and

•	administering CEVA’s equity incentive plans.

Nominations Committee

The Nominations Committee’s responsibilities include identifying individuals qualified to become board members and recommending to the board the persons to be nominated for election as directors and to each of the board’s committees.

Director Candidates

The process to be followed by the Nominations Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, the Nominations Committee only considers candidates who have demonstrated executive experience, have experience in an applicable industry, or significant high level experience in accounting, legal or an applicable technical field. Other criteria will include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominations Committee will not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

The Nominations Committee has adopted a policy of accepting recommendations from stockholders for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominations Committee, c/o Corporate Secretary, CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominations Committee or the board, by following the procedures set forth under “Stockholder Proposals for 2005 Annual Meeting and Nominations of Persons for Election to the Board of Directors”. Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy card for the next annual meeting.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Nominations Committee, with the assistance of our Corporate Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Nominations Committee or the Corporate Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Board of Directors c/o Corporate Secretary, CEVA, Inc., 2033 Gateway Place, San Jose, California 95110.

Director Attendance at Shareholder Meetings

We have adopted a guideline providing that, in light of the geographic dispersion of the directors of CEVA, the directors’ attendance at the annual meeting of stockholders is encouraged but not required. Nine (9) directors attended the 2004 annual meeting of stockholders.

Director Compensation

Directors who are employees of our Company do not receive any additional compensation for their services as directors. Directors who are not employees of our Company receive an annual retainer of $40,000 with the exception of Mr. Mann who is the lead independent director who receives an annual retainer of $50,000, payable in equal quarterly installments. In addition, compensation for attendance at more than four face-to-face board meetings and at committee meetings of a face-to-face nature and on a telephonic basis is $1,000 per meeting. All directors are reimbursed for expenses incurred in connection with attending board and committee meetings. Our directors are eligible to participate in our 2003 director stock option plan and our 2002 stock incentive plan. In 2004, according to the 2003 director stock option plan and in connection with their service as directors of our company, Messrs. Ayalon, Long, Limon, McManamon and Nilsson were each granted options to purchase 13,000 shares of our common stock, and Messrs. Mann, Silver and Tocatly were granted options to purchase 39,000, 26,000 and 51,000 shares of our common stock, respectively.

Pursuant to our 2003 director stock option plan, each person who becomes a non-employee director shall automatically be granted an option to purchase 38,000 shares of common stock. On June 30 of each year beginning in 2004, each non-employee director will automatically be granted an option to purchase 13,000 shares of common stock if he has served on the board as of such date and an option to purchase 13,000 shares of common stock for each committee of the board on which he has served as chair person as of such date, and an option to purchase 13,000 shares of common stock for serving as lead independent director as of such date.

During 2004, Mr. Silver, pursuant to the specific request of the Board of Directors, reviewed and evaluated our underutilized building lease obligations and received $15,000 in consideration of this special service.

Transactions with Related Parties

We trade in the normal course of business with DSPG, which was the parent company of CEVA until November 1, 2002. CEVA and DSPG have common directors.

Until November 30, 2003, our Israeli subsidiary occupied and utilized portions of DSPG Ltd.’s facilities. Our Israeli subsidiary was obligated to pay an agreed amount to DSPG Ltd. for its pro rata share of occupying and operating these facilities. The amount charged to our Israeli subsidiary for these services between November 1, 2002 and December 31, 2002, was $60,000 and $332,000 for the period between January 1 and November 30, 2003. Non-moveable fixtures and fittings with a net book value of $140,000 were sold to DSPG prior to exiting the premises for proceeds of $100,000.

Revenue generated from DSPG from licensing, royalty and support agreements during the years ended December 31, 2002, 2003 and 2004 was $108,000, $383,000 and $540,000, respectively. The accounts receivable balances with DSPG at December 31, 2002, 2003 and 2004 were $50,000, $178,000 and $47,000 respectively.

See “Director Compensation”.

On July 1, 1996 one of our Irish subsidiaries entered into a property lease agreement with Veton Properties Limited to lease office space in Dublin, Ireland. The lease term is 25 years from July 1, 1996 and the current annual rent charge is €762,000 ($1,039,000). Messrs. Long and McManamon, directors of CEVA, are minority shareholders of Veton Properties Limited.

One of our directors, Mr. Mann, is a partner of Morrison & Foerster LLP. Fees paid to Morrison & Foerster LLP during the years ended December 31, 2002, 2003 and 2004 was $0, $282,000 and $67,000, respectively. The accounts receivable balances with Morrison & Foerster LLP at December 31, 2002, 2003 and 2004 were $0, $57,000 and $17,000 respectively.

Legal Proceedings

To our knowledge, no material proceedings exist to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than 5% of any class of voting securities of CEVA, or any associate of any such director, officer, affiliate of CEVA, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, during 2004, the following filings required to be made by our reporting persons in accordance with the requirements of the Securities Exchange Act of 1934 were filed late:

Name of Reporting Person	Number of Late Reports and Transactions	Transactions That Were Not Reported On A Timely Basis

Eliyahu Ayalon	2	Option grant in connection with option exchange program; option grant
Zvi Limon	1	Option grant
Brian Long	1	Option grant
Peter McManamon	1	Option grant
Bruce Mann	1	Option grant
Sven Christer Nilsson	1	Option grant
Issachar Ohana	3	Option grant in connection with option exchange program; option grant and option exercise
Lou Silver	1	Option grant
Gideon Wertheizer	1	Option grant in connection with option exchange program

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the compensation for each of the last three fiscal years of (i) persons serving as our Chief Executive Officer and (ii) our other most highly compensated executive officers during 2004 (collectively, the “named executive officers”).

Summary Compensation Table

		Annual Compensation							Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation(1)			Securities Underlying Options (2)	All Other Compensation(3)
Chester J. Silvestri Former President, Chief Executive Officer and Chairman *	2004 2003 2002	$ $ $	300,000 168,269 —	$ $ $	140,552 127,000 —	$ $ $	— — —		80,000 720,000 —	$ $ $	16,000 — —
Christine Russell Former Chief Financial Officer *	2004 2003 2002	$ $ $	225,000 54,808 —	$ $ $	56,221 — —	$ $ $	— — —		22,500 225,000 —	$ $ $	12,375 — —
Issachar Ohana Vice President, World Wide Sales	2004 2003 2002	$ $ $	196,312 144,473 101,986	$ $ $	— 10,593 —	$ $ $	118,118 197,210 62,074	(4) (5) (6)	136,000 28,934 38,517	$ $ $	13,000 18,863 5,659
Gideon Wertheizer (8) Chief Executive Officer	2004 2003 2002	$ $ $	160,000 160,000 184,827	$ $ $	39,979 10,400 122,639	$ $	23,000 20,596 —	(7) (7)	67,500 135,628 231,947	$ $ $	24,000 36,500 5,933

(1)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year.
(2)	Consists of shares underlying options to purchase our common stock granted during the fiscal year indicated.
(3)	Consists of contributions by CEVA under our pension plan (a defined contribution plan) or 401(k) contributions.
(4)	Includes a housing allowance of $48,000 and a sales commission of $70,118.
(5)	Consists of relocation, car, phone and meal allowances and a sales commission of $137,549.
(6)	Includes car, phone and meal allowances and a sales commission of 38,902.
(7)	Consists of car, phone and meal allowances.
(8)	Mr. Wertheizer was appointed Chief Executive Officer in May 2005 and was previously Executive Vice President and General Manager of CEVA DSP Cores.
*	Mr. Silvestri and Ms. Russell resigned from the Company in May 2005.

Stock Options

The following table sets forth information for each of the named executive officers with respect to the grant of options to purchase shares of our common stock during 2004.

Option Grants During 2004

					Potential Realizable Value at
	Number of	Percent of Total			Assumed Annual Rates of
	Securities	Options Granted to	Exercise or		Stock Price Appreciation for
	Underlying	Employees in	Base Price	Expiration	Option Term(2)
Name	Options Granted	Fiscal Year(4)	Per Share(1)	Date	5%	10%
Chester J. Silvestri(3)	80,000	5%	$7.42	7/20/2011	$241,654.81	$563,158.47
Christine Russell	22,500	1%	$7.42	7/20/2011	$67,965.42	$158,388.32
Issachar Ohana(3)	36,000	2%	$7.42	7/20/2011	$108,744.66	$253,421.31
	100,000	6%	$10.40	2/10/2014	$654,050.41	$1,657,492.16
Gideon Wertheizer(3)	67,500	4%	$7.42	7/20/2011	$203,896.25	$475,164.96

(1)	The exercise price of options granted was the fair market value of our common stock based on the closing price of a share of common stock of the company on the date of grant as reported on The NASDAQ National Market.
(2)	Consists of amounts that may be realized upon exercise of the options immediately before the expiration of their respective terms, assuming the specified hypothetical compound rates of appreciation (5% and 10%) of the market value of our common stock on the date of the option grants over the term of the respective options. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth, if any. Actual gains, if any, on stock option exercises and common stock holdings are dependent, in part, on the timing of exercise and the future performance of our common stock.
(3)	Consists of options granted under our 2000 Stock Incentive Plans or our 2002 Stock Incentive Plan that are exercisable in installments over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining shares vesting monthly thereafter.
(4)	Consists of total options granted to employees of 1,670,005 during the fiscal year ending December 31, 2004.

Year-End Option Values

The following table sets forth information for each of the named executive officers with respect to the exercise of options, if any, to purchase shares of our common stock during 2004 and the number and value of options outstanding as of December 31, 2004.

Aggregated Option Exercises in 2004 and
Year-End Option Values

			Number of Shares		Value of Unexercised
	Shares		Underlying Options at		In-the-Money Options
	Acquired on	Value	December 31, 2004		at December 31, 2004(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Chester J. Silvestri	—	—	269,999	530,001	$669,598	$1,251,202

Christine Russell	—	—	65,624	181,876	$—	$38,025

Issachar Ohana	167	$33	38,350	136,000	$14,043	$60,840

Gideon Wertheizer	—	—	215,685	80,637	$64,765	$111,075

(1)	Based on the closing price ($9.11) of a share of common stock of CEVA, as reported on The NASDAQ National Market on December 31, 2004, less the exercise price.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2004:

	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plan Category
Equity compensation plans approved by security holders
CEVA 2003 Director Stock Option Plan	423,000	$7.81	277,000
CEVA 2002 Stock Incentive Plan	2,767,866	6.96	454,790
CEVA 2000 Stock Incentive Plan	2,189,655	11.03	—
CEVA 2002 Employee Stock Purchase Plan	n/a	n/a	705,222
Equity compensation plans not approved by security holders
Parthus Technologies 2000 Share Option Plan	517,113	10.48	—
Total	5,897,634	$8.84	1,437,012

Report of the Compensation Committee on Executive Compensation

This report is submitted by the Compensation Committee of our board of directors, which is responsible for determining the salary and incentive compensation for our executive officers, and administering and granting stock options under our stock option plans to our executive officers. In addition, the Compensation Committee reviews and makes recommendations to our board of directors regarding incentive-compensation and equity-based plans.

General Compensation Policy

The Compensation Committee seeks to achieve the following three broad goals in connection with our executive compensation program:

to enable CEVA to attract and retain qualified executives;

to create a performance-oriented environment by rewarding executives for the achievement of CEVA’s business objectives and/or achievement in an individual executive’s particular area of responsibility; and

to provide executives with equity incentives in CEVA so as to link a portion of an executive’s compensation with the performance of CEVA’s common stock.

Components of Compensation

To achieve these goals, the executive compensation program includes:

base salary;

cash bonuses; and

stock-based equity incentives in the form of participation in CEVA’s stock option plans;

and may include:

deferred compensation;

executive perquisites;

severance arrangements;

change-in-control benefits; and

other forms of executive officer compensation.

General Factors for Establishing Compensation

The Compensation Committee has retained an independent consultant to review the executive compensation of industry peers with which CEVA competes for employees to compare the competitiveness of CEVA’s compensation packages for executive officers, including the Chief Executive Officer. In addition to reviewing industry compensation levels, the Compensation Committee also considers a number of other factors in establishing the components of each executive officer’s compensation package, as summarized below.

Base Salary

Salaries for executive officers, including the Chief Executive Officer, are generally determined on an individual basis by evaluating the following:

the executive’s scope of responsibility, performance, prior employment experience and salary history;

CEVA’s financial performance, including increases in its revenues and profits, if any; and

internal consistency within CEVA’s salary structure.

Incentive Compensation

The Compensation Committee believes that a bonus component for compensation to supplement base salaries of executive officers provides an important incentive that can be tied to achievement of corporate goals and adopted a bonus program for executive officers for 2004. In light of the change in CEVA’s Chief Executive Officer and Chief Financial Officer and the corporate reorganization announced on May 9, 2005, the Compensation Committee concluded that it would not be feasible to adopt a formal bonus program for its executive officers for 2005 and it would be in the best interest of CEVA and its stockholders to make any bonus for executive officers for 2005 wholly discretionary, based on their performance during the remainder of the year. The Compensation Committee intends to evaluate and consider re-instituting a formal bonus program for executive officers for 2006.

Long-term Incentive Compensation

Stock options are an element of the compensation packages of CEVA’s executive officers, including our Chief Executive Officer, because they provide an incentive to executives to maximize stockholder value and because they reward the executives only to the extent that stockholders of CEVA also benefit. The Compensation Committee believes that it is to CEVA’s advantage to increase executive officers’ interest in CEVA’s future performance, as these employees share the primary responsibility for CEVA’s management and growth. The value of the stock options is derived from appreciation of CEVA’s common stock. In order to promote a longer term management focus and to provide an incentive for continued employment with CEVA, stock options generally become exercisable over a four-year period, with the exercise price being equal to 100% of the fair market value of CEVA’s common stock on the date of grant.

The size of the option grant made to each executive officer is based upon the following factors:

an evaluation of the executive’s past performance;

the total compensation being paid to the executive;

the anticipated value of the executive’s contribution to CEVA’s future performance;

the executive’s scope of responsibility;

the executive’s current position with CEVA;

the number of options awarded to the executive officer during previous fiscal years and the vesting status of such options;

comparability with option grants made to other CEVA executives; and

comparability with option positions of similarly situated executives at peer companies.

Chief Executive Officer’s Compensation

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Silvestri’s base salary for the year ended December 31, 2004 was $300,000. Mr. Silvestri received an option on July 20, 2004 to purchase 80,000 shares of the Company’s Common Stock subject to four year vesting and a bonus determined by the terms of the Company’s 2004 executive bonus plan, adopted after consultation with the independent consultant retained by the Compensation Committee, on January 16, 2004 of $140,552 for the year ended December 31, 2004. Prior to being named as Chief Executive Officer on May 9, 2005, Mr Wertheizer’s base salary as Executive Vice President and General Manager of CEVA DSP Cores was $160,000 per year. The Compensation Committee will consider whether to adjust Mr. Wertheizer’s base salary, stock options or other compensation to reflect the change in his title and responsibilities.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Chief Executive Officer and its four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation, if, among other things, the option was issued under a plan approved by the stockholders and such plan provides a limit on the number of shares that may be issued under the plan to any individual. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Internal Revenue Code when the committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into account changing business conditions or the officer’s performance.

By the Compensation Committee of the board of directors of CEVA, Inc.

Bruce A. Mann Sven-Christer Nilsson Louis Silver

Employment Agreements

On November 1, 2002, we entered into employment agreements with each of Mr. Issachar Ohana and Mr. Gideon Wertheizer and in the case of Mr. Ohana, amended as of July 22, 2003. Pursuant to the employment agreements, Mr. Ohana and Mr. Wertheizer are entitled to a salary of $200,000 and $160,000, respectively, as well as a bonus to be determined at the discretion of the Compensation Committee of our board of directors.

Although each employment agreement is for an indefinite term, the employment of each of these individuals will be terminable at any time by us, other than for cause, upon the determination of our board of directors with not less than 30 days notice or by the individual with notice of not less than 9 months in the case of Mr. Wertheizer and 6 months in the case of Mr. Ohana. If our board of directors determines that an individual has failed to perform his or her reasonably assigned duties and upon written notice from us, we are required to give notice or a cure period of not less than 9 months in the case of Mr. Wertheizer and 6 months in the case of Mr. Ohana prior to termination. If either of these individuals resigns for good reason or if we, or an acquiring or succeeding corporation after a change in control of our company, terminate him, other than for cause, then he will be entitled to the compensation, including medical and pension benefits, to which he would otherwise have been entitled had he remained employed by us for two years, and his options will vest in full. If the employment of either of these employees is terminated by death, his options will vest in full.

On May 17, 2005, we entered into a Separation Agreement and Release (the “Release”) with Mr. Silvestri related to the cessation of his employment with the Company. The terms of the Release are the same terms contained in a letter agreement we entered into with Mr. Silvestri on June 2, 2003. According to the letter agreement and the Release, in consideration of Mr. Silvestri signing a waiver and release of all claims, we agreed to continue to pay Mr. Silvestri’s base salary at a rate of $25,000 per month less applicable withholding for a maximum period of nine months or until Mr. Silvestri obtains new employment, whichever period is shorter. We also agreed to provide Mr. Silvestri with COBRA medical benefits coverage for approximately the same period of time. The Release superseded and terminated the prior letter agreement.

On September 5, 2003, we entered into a letter agreement of employment with Ms. Christine Russell. According to the terms of that agreement, Ms. Russell is entitled to an initial salary of $225,000 per year as well as an annual performance bonus of up to 40% of her annual salary. In the event of termination of employment by Ms. Russell for good reason or termination by us without cause, in each case following a change in control, 50% of Ms. Russell’s unvested options would immediately vest if the termination occurs during the first twelve (12) months of Ms. Russell’s employment and 100% of Ms. Russell’s unvested options will immediately vest if the termination occurs thereafter. Ms. Russell voluntarily resigned from employment with the Company in May 2005 and thus no option acceleration occurred. Following her resignation, the letter agreement was terminated by the Company.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee of our board of directors are Messrs. Mann, Nilsson and Silver. No member of this committee is a present or former officer or employee of CEVA or any of its subsidiaries. Mr. Silver is a member of the Compensation Committee of DSP Group, Inc., and Mr. Ayalon, one of our directors, is the Executive Chairman of the board of directors of DSP Group, Inc. No executive officer of CEVA served on the board of directors or Compensation Committee of any entity which has one or more executive officers serving as a member of our board or Compensation Committee.

Report of the Audit Committee of the Board of Directors

The Audit Committee of our board of directors is composed of four members; one seat is currently vacant. The Audit Committee acts under a written charter first adopted and approved in October 2002 and amended in February 2004 and January 2005. A copy of our amended charter is on our website at www.ceva-dsp.com. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The NASDAQ Stock Market.

The Audit Committee has reviewed our audited financial statements for 2004 and has discussed these financial statements with our management and our independent auditors.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent auditors are responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (“Communication with Audit Committees”) ( “SAS 61”).

SAS 61 requires our independent auditors to discuss with our Audit Committee, among other things, the following:

•	adjustments arising from the audit that could have a significant effect on the financial reporting process;

•
the use of and changes in significant accounting policies or their application, as well as the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management, whether or not satisfactorily resolved, about matters that could be significant to the financial statements or the auditor’s report.

Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). This standard requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent auditors their independence from us.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for 2004. The Audit Committee has also recommended the selection of Ernst & Young and, based on our recommendation, the board of directors has selected Ernst & Young as our independent auditors for the fiscal year ending December 31, 2005, subject to stockholder ratification.

By the Audit Committee of the Board of Directors of CEVA, Inc.

Zvi Limon Sven-Christer Nilsson Louis Silver

Independent Auditors Fees and Other Matters

The following table summarizes the fees for professional services provided by Ernst & Young,* our independent auditors, billed to us for each of the last two fiscal years:

Fee Category	2004	2003
Audit Fees (1)	$488,883	$182,280
Audit-Related Fees(2)	$16,625	$20,000
Tax Fees (3)	$80,622	$125,720
All Other Fees (4)	$—	$—
Total Fees	$586,130	$328,000

*	Fees are billed by Ernst & Young, Chartered Accountants, Dublin, Ireland and Kost, Forer Gabbay & Kassierer, a member of Ernst & Young Global.
(1)	Audit fees consist of fees for the annual audit, the reviews of the interim financial statements included in our quarterly reports on Form 10-Q, and statutory audits required internationally and services related to internal control reviews and assistance with Section 404 internal control reporting requirements. Fees for services related to internal control reviews and assistance with Section 404 internal control reporting requirements are based or fees received to date and estimated fees yet to be billed.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services related to consultations and audits in connection with grant applications, technical accounting issues, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
(3)	Tax fees consisted of fees for tax compliance, tax advice and tax planning services.
(4)	Ernst & Young, Dublin, Ireland, did not bill us any fees for other services rendered to our Company and its affiliates for the years ended December 31, 2003 and 2004. Kost, Forer Gabbay & Kassierer, a member of Ernst & Young Global, did not bill us any fees for other services rendered to our Company and its affiliates for the years ended December 31, 2003 and 2004.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that we expect our independent auditor to provide during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may delegate to a subcommittee of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

An independent firm has been retained as our principal tax planning advisor going forward.

Stock Performance Graph

Comparison of Cumulative Total Return among CEVA, Inc.,
The NASDAQ Stock Market (U.S.) and the MG Specialized Semiconductor Group Index

The stock performance graph above compares the percentage change in cumulative stockholder return on the common stock of our company for the period from November 1, 2002, the first day of trading of our common stock, through December 31, 2004, with the cumulative total return on The NASDAQ Stock Market (U.S.) and the MG Specialized Semiconductor Group Index.

This graph assumes the investment of $100.00 in our common stock (at the closing price of our common stock on November 1, 2002), The NASDAQ Stock Market (U.S.) and the MG Specialized Semiconductor Group Index on November 1, 2002, and assumes dividends, if any, are reinvested.

	November 1, 2002	December 31, 2002	December 31, 2003	December 31, 2004
CEVA, Inc.	$100.00	$112.14	$197.53	$172.81
The NASDAQ Stock Market (U.S.)	$100.00	$100.45	$178.74	$157.02
MG Group Index	$100.00	$100.45	$151.33	$165.87

PROPOSAL 2—AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 100,000,000 TO 60,000,000

CEVA’s current Amended and Restated Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Board has proposed an amendment of the Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of Common Stock from 100,000,000 to 60,000,000. The Amended and Restated Certificate of Incorporation will remain the same in all other respects. The stockholders are being asked to approve the proposed amendment in accordance with Delaware law.

On May 13, 2005, there were approximately 18,733,546 shares of Common Stock issued and outstanding and no shares of Preferred Stock outstanding. This number does not include 7,086,889 shares reserved for issuance under outstanding options and warrants to purchase shares of Common Stock, as well as shares reserved for future issuance under the Company’s equity incentive plans as of March 31, 2005.

The following is the text of Article IV of the Amended and Restated Certificate of Incorporation, as proposed to be amended:

“The total number of shares of all classes of stock that the Corporation is authorized to issue is SIXTY-FIVE MILLION (65,000,000) shares, with a par value of one tenth of one cent ($0.001) per share. SIXTY MILLION (60,000,000) shares shall be Common Stock, with a par value of one tenth of one cent ($0.001) per share, and Five Million (5,000,000) shall be Preferred Stock, with a par value of one tenth of one cent ($0.001) per share.”

The purpose of the proposed amendment is to minimize, to the extent possible, the Company’s future annual franchise taxes paid to the Secretary of State of Delaware. Franchise taxes in Delaware are determined in part based on the number of authorized shares in the Company’s Amended and Restated Certificate of Incorporation, and thus the proposed amendment to decrease the authorized shares of Common Stock to bring the number of authorized shares more in line with the number of outstanding shares is expected to result in a decrease in our Delaware franchise taxes for 2004.

The decrease in authorized Common Stock will not have any effect on the rights of existing stockholders. Should the Company determine in the future that it is advisable to issue shares of Common Stock in excess of the authorized shares available for issuance after this reduction, the Company would need to obtain stockholder approval to increase the number of authorized shares of Common Stock prior to any such issuances.

Required Vote

Approval of Proposal No. 2 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting. Brokers have discretion to vote on this proposal without your instruction. Abstentions will have the effect of a vote “against” the proposal.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 2.

PROPOSAL 3—RATIFICATION OF THE SELECTION OF ERNST & YOUNG CHARTERED ACCOUNTANTS AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

Our Audit Committee has selected Ernst & Young Chartered Accountants as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. If our stockholders do not ratify the selection of Ernst & Young Chartered Accountants our Audit Committee will reconsider the matter. We expect a representative of Ernst & Young Chartered Accountants to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

Recommendation of the Audit Committee

THE AUDIT COMMITTEE RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 3.

NOTICE OF AMENDMENT AND RESTATEMENT OF BYLAWS

On May 7, 2004, our board of directors amended our by-laws to establish that, when a quorum is present at any stockholder meeting, any election of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote. The amendment to our by-laws became effective upon its adoption by our board of directors and is not being presented for approval by our stockholders at the annual meeting.

On January 26, 2005, our board of directors amended our by-laws to extend the notice period regarding stockholder proposals at annual meetings from not less than forty-five (45) days nor more than seventy-five (75) days prior to the date on which CEVA mailed its proxy materials for the previous year’s annual meeting of its stockholders, to a notice period of not less than ninety (90) days nor more than one hundred twenty (120) days. The amendment to our by-laws became effective upon its adoption by our board of directors and is not being presented for approval by our stockholders at the annual meeting.

On June [  ], 2005, our board of directors amended our by-laws to change the number of directors from a range of no less than nine to no more than eleven directors, to a range of no less than eight and no more than eleven directors. The amendment to our by-laws became effective upon its adoption by our board of directors and is not being presented for approval by our stockholders at the annual meeting.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING AND

NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS

Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement for the 2006 annual meeting of stockholders must be submitted to our principal executive offices at 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary, no later than February 14, 2006.

Our bylaws require stockholders to give advance notice of any matter stockholders wish to present at an annual meeting of stockholders, including nomination of directors. For our 2006 annual meeting, the bylaws require notice to be received at our principal executive offices no earlier than March 31, 2006 and no later than April 30, 2006.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a copy of either document to you if you call or write us at the following address or phone number: CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary, (408) 514-2900, ir@ceva-dsp.com. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you have received multiple copies and in the future would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors knows of no other business that will be presented for consideration at the annual meeting other than those described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. A stockholder who attends the meeting may vote his, her or its stock personally even though the stockholder has sent in a proxy card, so long as such stockholder is the record holder or such stockholder has obtained a letter from such stockholder’s broker.

By order of the Board of Directors,

Gideon Wertheizer
Chief Executive Officer

June 14, 2005

San Jose, California

Appendix A

CERTIFICATE OF AMENDMENT OF
THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
CEVA, INC.

The undersigned, Gideon Wertheizer, hereby states and certifies that:

1. The undersigned is the President and Chief Executive Officer of CEVA, Inc., a Delaware corporation (the “Corporation”).

2. The first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“The total number of shares of all classes of stock that the Corporation is authorized to issue is SIXTY-FIVE MILLION (65,000,000) shares, with a par value of one tenth of one cent ($0.001) per share. SIXTY MILLION (60,000,000) shares shall be Common Stock, with a par value of one tenth of one cent ($0.001) per share, and FIVE MILLION (5,000,000) shares shall be Preferred Stock, with a par value of one tenth of one cent ($0.001) per share.”

3. The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly approved and adopted, in accordance with Section 242 of the General Corporation Law of the State of Delaware, by the directors of the Corporation at a meeting on May 9, 2005.

4. The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly approved and adopted, in accordance with Section 242 of the General Corporation Law of the State of Delaware, by the stockholders of the Corporation entitled to vote thereon, at the annual meeting of stockholders held on July 19th, 2005.

IN WITNESS WHEREOF, the undersigned does hereby acknowledge, under penalty of perjury, that this Certificate of Amendment is the act and deed of the undersigned, and that the facts stated herein are true.

Dated: July 19th, 2005

Gideon Wertheizer
Chief Executive Officer

A-1

Appendix B

PROXY

CEVA, INC.

ANNUAL MEETING OF STOCKHOLDERS
July 19, 2005

This Proxy is solicited on behalf of the Board of Directors of CEVA, Inc. (the “Company”)

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoint(s) Gideon Wertheizer and Yaniv Arieli (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Tuesday, July 19, 2005, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

In their discretion, the proxies are authorized to vote upon such other matters which may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof in their discretion.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

CEVA, INC.

July 19, 2005

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER ACCOUNT NUMBER

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

-or-

TELEPHONE—Call 1-800-PROXIES (1-800-776-9437) and follow the recorded instructions. Have your proxy card available when you access the telephone system.

-or-

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

Please detach along perforated line and mail in the envelope IF you are not voting via the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒.

1.	To elect eight directors:

NOMINEES
Eliyahu Ayalon: ☐   Brian Long: ☐   Zvi Limon: ☐   Bruce A. Mann: ☐   Peter McManamon: ☐
Sven-Christer Nilsson: ☐   Louis Silver: ☐   Dan Tocatly: ☐

☐ FOR ALL NOMINEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority as shown here: ☒

2.	To amend our Amended and Restated Certificate of Incorporation to reduce the number of shares of Common Stock authorized for issuance from 100,000,000 to 60,000,000 shares.

☐   FOR   ☐   AGAINST   ☐   ABSTAIN

3.	To ratify the selection of Ernst & Young Chartered Accountants as independent auditors of the company for the fiscal year ending December 31, 2005.

☐   FOR   ☐   AGAINST   ☐ ABSTAIN

The shares of common stock of CEVA, Inc. represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal.

Please vote, date, sign and return promptly in the enclosed postage pre-paid envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder sign ____________________________________ Date: ___________________________

Signature of Stockholder sign ____________________________________ Date: __________________________

ANNUAL MEETING OF STOCKHOLDERS OF

CEVA, INC.

July 19, 2005

Note: Please sign exactly as the name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.